EXHIBIT 6

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation in this Amendment No. 1 dated February 2, 1999 to Form 8-K dated November 19, 1998 of Gilman & Ciocia, Inc. of the North Shore and North Ridge Combined Audited Financial Statements for the fiscal years ended June 30, 1998 and 1997 and of the North Shore and North Ridge Combined Unaudited Financial Statements for the three months ended September 30, 1998.


/s/ Lawrence B. Goodman
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Lawrence B. Goodman & Co., P.A.
Certified Public Accountants

February 2, 1999